                                                                    CONFIDENTIAL
                                                                       TREATMENT
                                                                         REQUEST

                                                                    Exhibit 10.1


                        EXCLUSIVE DISTRIBUTION AGREEMENT


Agreement made by CANDELA CORPORATION, a Delaware corporation with its principal place of business at 530 Boston Post Road, Wayland, Massachusetts 01778 (hereinafter referred to as the "Candela") and Physicians Sales and Service, with a principal place of business at 4345 Southpoint Boulevard, Jacksonville, FL 32216, (hereinafter referred to as "PSS").

                                   WITNESSETH


WHEREAS, Candela develops and manufactures medical lasers and certain other products described in Exhibit A (hereinafter referred to as the "Products'); and

WHEREAS, PSS desires to purchase and distribute the Products through its marketing, selling, and support organization; and

WHEREAS, PSS and Candela desire to work together to the mutual benefit of both parties;

NOW THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the parties agree as follows:

1.       PRODUCTS.  The technical definition of the Products are included in
                    Exhibit A.

2.       EXCLUSIVITY.

         2.1 PSS shall have the exclusive right commencing on the date of signing this Agreement (the "Commencement Date") and ending on the date of expiration or termination of this Agreement to sell the Products in the territory (the "Territory") as defined in Exhibit B attached hereto.

         2.2 The exclusivity applies only when the Products are sold to be used for aesthetic applications to all medical specialties except dermatology, plastic surgery and otorhinolarygolgist
                (ENT). PSS shall not directly or indirectly sell the Products or knowingly have the reason to believe that the Products will be resold to any other person with the view to re-sale to Candela customers in dermatology, plastic surgery, and/or otrhinolaryngology (ENT).

         2.3 Candela shall have no restriction whatsoever to sell other devices not included in Exhibit A in the Territory.

         2.4 PSS shall not directly or indirectly sell the products outside of the agreed Territory or knowingly have the reason to believe that the products will be re-sold to any other person within the Territory with the view to re-sale outside of the agreed Territory.

         2.5 For the duration of this Agreement, PSS shall not be allowed to market and sell competitive products based on similar laser technology. PSS shall not be allowed to develop and product competitive products based on similar laser technology for the duration of this Agreement.

3. DISTRIBUTOR'S DUTIES.

       PSS agrees at its expense:

         3.1 To use all reasonable efforts through the use of its sales and marketing organization to promote the sales of the Products.

         3.2 To devote the time and effort to the promotion of the Products reasonably required to realize the maximum sales of such products.

         3.3 To use reasonable efforts to report to Candela in a written form defined in Exhibit C all customer complaints, errors, and malfunctions.

         3.4 To make a good faith effort to comply with all applicable statutes, laws, ordinances, rules and regulations of any governmental body having jurisdiction over the Territory, which are applicable to its activities hereunder, except for the United States FDA clearance, where Candela will obtain necessary governmental approvals for sales of the Products.

         3.5    To share with Candela all marketing and promotional material.

         3.6    Provide Candela with quarterly forecasts for a six month period.

         3.7 Provide Candela with a [CONFIDENTIAL TREATMENT REQUESTED]* for any clean lead (a lead not currently active for the respective product in the company data base) in the PSS market (as defined in 2.2). A clean lead should have a scheduled appointment within 30 days.

4. MANUFACTURER'S DUTIES.

       Candela agrees at its expense:

         4.1 To manufacture and deliver the Products as specified in Exhibit A to this Agreement and to make changes as reasonably required in said Products and pricing so as to maintain the competitive position of said products in the marketplace.

         4.2 To ship the Products in suitable packaging that adequately provides for the arrival of the Products to the destination without any change.

*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

         4.3 To obtain the necessary United States FDA clearance for the products.

         4.4    To manufacture products in accordance with FDA GMP regulations.

         4.5    To respond promptly to corrective action requests by PSS.

         4.6 To the extent reasonably necessary to support PSS distribution efforts, to maintain a suitable stock of products, consumables and spare parts which would be required relating to submitted forecasts.

         4.7    To provide consumables according to the price lists.

         4.8 To share with PSS all marketing and promotional material and physician contacts which will help to sell the products in the Territory.

         4.9 Provide PSS with a [CONFIDENTIAL TREATMENT REQUESTED]* for any clean lead (a lead not currently active for the respective product in the company data base) in the Candela market (as defined in 2.2).

         4.10 Candela will train the designated PSS personnel at mutually agreed upon times.

5.     PRICING.

         All prices shall be quoted by Candela on a "F.O.B. Wayland, Massachusetts" basis and shall include the cost of packaging. The price of laser systems is included in this Agreement as Exhibit E. Further, Candela will provide PSS with notice of any price increase ninety (90) days prior to the effective date of said increase.

6.       PAYMENT TERMS.

         [CONFIDENTIAL TREATMENT REQUESTED]*

7.       ORDER PLACEMENT.


         PSS shall place written purchase orders for systems, 30 days in advance of the required delivery date for the Product.

8.       RISK OF LOSS.

         All risk of loss to the Products shipped shall pass to PSS upon delivery to the carrier at the F.O.B. points. Candela shall not be liable to PSS or anyone claiming through PSS for any loss due to circumstances, including without limitation, delays in delivery caused by other parties, force majeure, or any other event beyond its reasonable control.


*[CONFIDENTIAL TREATMENT REQUESTED] INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.       TERMINATION.

         a. This Agreement has a three-year from its effective date but shall be sooner terminable in accordance with the provisions of this Section. At the satisfactory completion of each year, there will be one year added to this contract.

         b. Either party has the right to terminate this Agreement on the other party's "Event of default" upon written notice of said Event. The following are "Events of default" under this
                  Agreement:

                  (i) the failure to make any payment of principal or interest hereunder within ten (10) days of notification of default and intention to terminate;

                  (ii) the failure to perform any of a party's obligations under this Agreement, which failure is not cured within thirty (30) days of the other party's written notice to this effect;

                  (iii) the falsity, in any material respect, of any warranty, representation, or statement made or furnished to a party by the other party and called for by this Agreement;

                  (iv)   the inability to pay its business debts as due;

                  (v) the making of any assignment of its property for the benefit of creditors;

                  (vi) the application for the appointment of a trustee or receiver of any parts of its assets, or the commencement of any proceedings under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, or other liquidation law of any jurisdiction.

                  (vii) the application or commencement of any proceedings as enumerated in Section 9(b)(vi) above, against any party, and such party, and such party indicates its approval, consent or acquiescence, or the entering of any order appointing such trustees or receiver or adjudicating such party bankrupt or insolvent, or the approval of the petition in any such proceedings, and such order remains in effect for sixty (60) days;

                  (viii) the entering of any order in any proceedings against any party decreeing the dissolution or division of said party of its assets, and such order remains in effect for sixty (60) days, or any material part of said party's assets or property become subject to liens, security interests, or encumbrances; and

                  (ix) a material part of any party's operations shall cease for a period of thirty (30) days, other than temporary cessation's, which, if continued, would have a material adverse effect of said party's operations or financial condition.

         c. Either party has the right to cure an Event of Default within sixty (60) days of notification

         d. This agreement may be terminated by either party when no Event of Default has occurred upon six (6) months written notice.

10.    WARRANTY.

         Candela warrants to the original purchaser that the new hardware system, excluding instrument, accessories and consumable products, will be free from defect in material and/or workmanship for one (10) days or the appropriate number of pulses, from the date of installation. For used, demonstration, or refurbished hardware systems, the terms of warranty shall be specified on Candela's quotation. If the customer schedules or delays Candela installation more than 60 days after shipment, warranty begins on the 31st day after shipment. If Candela receives notice of defects during the warranty period, Candela will, at its option, either repair or replace the hardware components that prove to be defective. The customer must notify Candela of any defect within seven (7) business days faster the defect first comes to the customer's attention.

         Any replacement products shall be at Candela's option, be new or remanufactured products, and are warranted for the remainder or the original warranty or thirty (30) days, whichever is longer. This warranty is not transferable and is subject to limitations. Please request the Candela Corporation Limited Warranty for details.

         Under no circumstances shall Candela be liable for any special, incidental, or consequential damages based upon breach of warranty, breach of contract, negligence, strict liability or any other legal theory. Such uncovered damages include, but are not limited to; loss of profits, loss or revenue, loss of use of the hardware system or any associated equipment, costs of capital, cost of substitute or replacement equipment, facilities or services, down time, purchaser's time, the claims or third parties including customers, and damages to any real or personal property.

         THE WARRANTY STATED ABOVE IS THE ONLY WARRANTY APPLICABLE TO THIS PRODUCT. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ALL IMPLIED WARRANTIES OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE), ARE HEREBY DISCLAIMED. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY CANDELA CORPORATION, ITS AGENTS OR EMPLOYEES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THIS WARRANTY.

11.      PROPRIETARY RIGHTS.

         Except as otherwise provided by this Agreement does not grant to the PSS any manufacturing rights, license rights, or the right to use any patent of Candela. PSS recognizes the exclusive proprietary rights of Candela in and to its Products, patents, trademarks, and the trade names, and shall use commercially reasonable efforts to protect such proprietary rights. It is agreed that all activities of PSS with respect to proprietary information, patents, and copyrights are for the benefit of Candela. PSS shall cooperate with Candela to take such action as Candela may consider necessary to protect any trademark or trade names in any manner without prior written approval of Candela. Upon any expiration or termination of this Agreement, PSS shall take all action necessary to perfect, including by transfer or assignment to Candela or its nominee, any right, title, or interest in or to any of the trademarks or trade names of Candela. Nothing contained in this Agreement shall be construed as conveying to PSS any right, title, or interest in or to any trademarks or trade names of Candela other than an express right to a permissive use therefore in connection with the sale of the Products hereunder. PSS shall notify Candela within a reasonable time of any infringement of Candela's patents, copyrights, trademarks, or trade names relating to products that come to PSS attention, and shall assist Candela in such actions as Candela may elect to take relating thereto.

12.      BRAND NAME.

         All marketing materials and promotional campaigns shall be prepared by PSS in a manner to equivalently reflect Candela as the manufacturer and PSS as the distributor.

13.      CONFIDENTIALITY.

         13.1 During the term of this Agreement, except as otherwise provided in this section, PSS and Candela agree to take all steps reasonably necessary to safeguard the secrecy and confidentiality of all confidential or proprietary information. All written confidential information produced by either party shall clearly be marked "CONFIDENTIAL" or "PROPRIETARY" on each page containing confidential information. Neither party may use the confidential information to the detriment of the other party.

13.2 The obligation of confidentiality imposed by the foregoing section shall not apply to information which is:

         a) in the public domain at the time of such disclosure or development or subsequently comes into the public domain by publication or otherwise except by breach of this Agreement; or

         b) received by PSS or Candela from a third party not under any confidentiality obligation to PSS or Candela; or

         c) in PSS or Candela's possession prior to disclosure by the disclosing party, as shown by clear and convincing proof; or

         d)     required to be disclosed by operation of law; or

         e) subsequently developed completely independent from this Agreement.

         The requirement of this section shall survive termination or expiration of this Agreement.

14.      REPRESENTATIONS.

         Each of the parties hereto warrants and represents to the other that it has the authority, corporate and otherwise, to enter into this Agreement and to perform in accordance with the terms hereof. PSS agrees not to make any representations concerning products of Candela, except as authorized herein or otherwise in writing by Candela, or to engage in unfair trade practices or activities as prohibited by the law. PSS agrees to defend, hold harmless and indemnify the Company with respects to any loss suffered by Candela resulting from any such prescribed activities.

15.      LEGAL RELATIONSHIP.

         PSS is and shall at times remain an independent contractor with respect to Candela. Candela is and shall at time remain an independent contractor which respect to PSS. PSS shall buy and sell the Products in its own name and for its own account. PSS has no right or authority to assume or create any obligations of any kind or to make any representations and warranties, whether expressed or implied, on behalf of Candela, or to bind Candela in any respect whatsoever. Candela has no right or authority to assume or create any obligations of any kind or to make any representations and warranties, whether expressed or implied, on behalf of PSS, or to bind PSS in any respect whatsoever. Neither party may act in the name or on behalf or the other party.

16.      APPLICABLE LAW.

         This Agreement and all transactions between Candela and PSS shall be governed by the laws of the Commonwealth of Massachusetts.

17.      ARBITRATION.

         Any controversy, dispute, or claim arising out of or relating to this Agreement or the breach thereof, if not earlier resolved by the parties hereto, shall be settled by arbitration in accordance with the rules then in force of the American Arbitration Association. This Agreement to arbitrate shall be enforceable and judgment upon any award rendered by all or a majority of the arbitrators may be entered in any court having jurisdiction. The arbitration shall be held in the Commonwealth of Massachusetts, United States of America.

18.      BINDING AGREEMENT.

         This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective affiliates, subsidiaries, successors. Any assignment of this Agreement of the rights hereunder by one party without prior written consent of the other party shall be void.

19.      MISCELLANEOUS.

         This Agreement constitutes the entire understanding of the parties, superseding any and all previous understandings, contracts, and agreements, written and oral, and this Agreement may only be waived, modified or amended in writing signed by the party against whom enforcement of the waiver, modification, or amendment is sought. The failure of either party to enforce any condition or part of this Agreement shall not be considered as a waiver of that condition. If any part of this Agreement shall be held invalid by the law, it is the intent of the parties that the remainder of the Agreement will not be effected thereby but that a clause will be substituted therefore, which could be as similar as possible in economic and business objective to such part but which shall be valid, legal, and enforceable.

20.      NOTICES.

         Unless otherwise specified herein, all notices under this Agreement shall be in writing, and shall be effective when sent by Certified Mail, postage prepaid, to the address of the parties as stated on the first page of this Agreement. Each party may change his address pursuant to written notice of the other party.

21.      EXECUTION OF COUNTERPARTS.

         This Agreement may be executed in counterpart, each of which shall be deemed an original, and this Agreement shall constitute a binding agreement between Candela and PSS when a counterpart or counterparts (whether the same or separate) shall have been executed and delivered by or on behalf of each of the parties.

IN WITNESS WHEREOF, the parties hereto have cause this Agreement to be duly executed by their duly authorized representatives on the dates indicated below, it being understood that this Agreement shall be effective as of the latest date.

WITNESS:                              CANDELA CORPORATION (CANDELA)



BY:                                   BY:
   ----------------------------          ---------------------------------------
                                           Gerard E. Puorro
                                           President and Chief Executive Officer

DATE:                                 DATE:
     --------------------------            -------------------------------------


WITNESS:                              PSS
      -------------------------           --------------------------------------

BY:                                   BY:
   ----------------------------          ---------------------------------------
                                           Douglas J. Harper
                                           Senior Vice President

DATE:                                 DATE:
     --------------------------           -------------------------------------

                                LIST OF EXHIBITS


                                  A - Products

                                  B - Territory

                     C - Customer Complaint Handling Policy

                                 D - No Exhibit

                                 E - Price List

                                   "EXHIBIT A"


                                    PRODUCTS


                                   ScleroPlus
                             Dynamic Cooling Device
                                   GentleLase
                                  DCD Canisters

                                   "EXHIBIT B"


                                    TERRITORY



                 The following areas constitute the "Territory"

      United State office base Medical Specialties with the exception of:

                                   Dermatology
                                 Plastic Surgery
                                       ENT



DCD Canisters can be sold to all specialties including Dermatology, Plastic Surgery, and ENT.

                                   "EXHIBIT C"


                       Customer Complaint Handling Policy

                                   (Attached)

                                   "EXHIBIT D"


                            INTENTIONALLY LEFT BLANK

                                   "EXHIBIT E"


                                   PRICE LIST


The annual transfer price from Candela to PSS (US Dollars) will be as follows:

PRODUCT              US LIST PRICE           UNITS        1-50                 51-100                101+
GentleLASE           [CONFIDENTIAL                        [CONFIDENTIAL        [CONFIDENTIAL         [CONFIDENTIAL
                     TREATMENT REQUESTED]*                TREATMENT            TREATMENT             TREATMENT
                                                          REQUESTED]*          REQUESTED]*           REQUESTED]*

ScleroPLUS           US LIST PRICE           UNITS        [CONFIDENTIAL        [CONFIDENTIAL         [CONFIDENTIAL
                                                          TREATMENT            TREATMENT             TREATMENT
                                                          REQUESTED]*          REQUESTED]*           REQUESTED]*

                     [CONFIDENTIAL                        [CONFIDENTIAL        [CONFIDENTIAL         [CONFIDENTIAL
                     TREATMENT REQUESTED]*                TREATMENT            TREATMENT             TREATMENT
                                                          REQUESTED]*          REQUESTED]*           REQUESTED]*

DCD                  US LIST PRICE           UNITS        [CONFIDENTIAL                              [CONFIDENTIAL
                                                          TREATMENT                                  TREATMENT
                                                          REQUESTED]*                                REQUESTED]*

                     [CONFIDENTIAL                        [CONFIDENTIAL                              [CONFIDENTIAL
                     TREATMENT REQUESTED]*                TREATMENT                                  TREATMENT
                                                          REQUESTED]*                                REQUESTED]*

CRYOGEN              US LIST PRICE           UNITS        [CONFIDENTIAL
                                                          TREATMENT
                                                          REQUESTED]*

CANISTERS            [CONFIDENTIAL                        [CONFIDENTIAL
                     TREATMENT REQUESTED]*                TREATMENT
                                                          REQUESTED]*

[CONFIDENTIAL TREATMENT REQUESTED]*



*CONFIDENTIAL TREATMENT REQUESTED INDICATES MATERIAL THAT HAS BEEN OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED. ALL SUCH OMITTED MATERIAL HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.